Exhibit 3.1

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GROUPON, INC.

Andrew Mason hereby certifies that:

ONE:          The original name of this company was ThePoint.com, Inc. and the date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was January 15, 2008.

TWO:        This company changed its name to Groupon, Inc. by filing a Certificate of Amendment to the Amended and Restated Certificate of Incorporation on June 16, 2009.

THREE:     This company effected a three shares-for-one share stock split by filing a Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation on August 10, 2010.

FOUR:       He is the duly elected and acting Chief Executive Officer of Groupon, Inc., a Delaware corporation.

FIVE:          The Fourth Amended and Restated Certificate of Incorporation of this company filed with the Secretary of State of the State of Delaware on December 17, 2010 is hereby amended and restated to read as follows:

I.

The name of this company is Groupon, Inc. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A.            The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the

Corporation is authorized to issue is 645,444,680 shares, 600,000,000 shares of which shall be Common Stock (the “Common Stock”), and 45,444,680 shares of which shall be Preferred Stock (the “Preferred Stock” and collectively with the Common Stock, the “Stock”). The Preferred Stock shall have a par value of $0.0001 per share. The Common Stock shall have a par value of $0.0001 per share.

B.            500,000,000 of the authorized shares of Common Stock are hereby designated “Voting Common Stock” (the “Voting Common Stock”), and 100,000,000 of the authorized shares of Common Stock are hereby designated “Nonvoting Common Stock” (the “Nonvoting Common Stock”).

C.            Immediately upon the filing of this Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), (i) each one (1) share of Voting Common Stock issued and outstanding immediately prior to the Effective Time shall be, and is automatically, reclassified as and subdivided into (without any further action by the Corporation or the holder thereof) two (2) shares of Voting Common Stock, and (ii) each one (1) share of Nonvoting Common Stock issued and outstanding immediately prior to the Effective Time shall be, and is automatically, reclassified as and subdivided into (without any further action by the Corporation or the holder thereof) two (2) shares of Nonvoting Common Stock ((i) and (ii), collectively, the “Stock Split”). Each stock certificate that immediately prior to the date hereof represented shares of Voting Common Stock or Nonvoting Common Stock (the “Old Certificates”) shall thereafter represent that number of shares of Voting Common Stock or Nonvoting Common Stock, as applicable, into which the shares of Voting Common Stock or Nonvoting Common Stock represented by the Old Certificate shall have been reclassified and subdivided pursuant to the Stock Split. The Corporation shall not be obligated to issue new stock certificates evidencing the number of shares of Common Stock represented by each stock certificate as a result of the Stock Split unless and until the Old Certificates are either surrendered to the Corporation for transfer, or the holder of such Old Certificates notifies the Corporation that such Old Certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such Old Certificates.

D.            The number of authorized shares of the Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote (voting together as a single class on an as-if-converted basis).

E.             199,998 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”), 6,560,174 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”), 4,406,160 of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (the “Series E Preferred”), 4,202,658 of the authorized shares of Preferred Stock are hereby designated “Series F Preferred Stock” (the “Series F Preferred”), and 30,075,690 of the authorized shares of Preferred Stock are hereby designated “Series G Preferred Stock” (the “Series G Preferred” and collectively with the Series B Preferred, the Series D Preferred, the Series E Preferred and the Series F Preferred, the “Series Preferred”).

F.             The rights, preferences, privileges, restrictions and other matters relating to the Common Stock and Series Preferred are as follows:

1.             DIVIDEND RIGHTS. When, as, and if declared by the Board of Directors of the Corporation (the “Board”) and to the extent permitted under applicable law and this Fifth Amended and Restated Certificate of Incorporation (this “Restated Certificate”), the Corporation shall pay dividends to the holders of Common Stock and the holders of Series Preferred, participating equally on an as-converted to Voting Common Stock basis. For the avoidance of doubt, as of the date of this Restated Certificate, there shall be no accrued or declared but unpaid dividends with respect to any Series Preferred.

2.             VOTING RIGHTS.

(a)           General Rights. Except as required by law, the holders of Voting Common Stock shall be entitled to vote their shares on all matters. The holders of Nonvoting Common Stock shall have no voting rights, except as required by law. Each holder of shares of Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred shall be entitled to the number of votes for each such share of Series Preferred Stock equal to the number of shares of Voting Common Stock into which such share of Series Preferred could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or for any action of stockholders taken by written consent in lieu of a meeting and, except as required by law, shall vote together with the Voting Common Stock on all matters and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation. Each holder of shares of Series B Preferred shall be entitled to the number of votes for each such share of Series B Preferred equal to the product obtained by multiplying (i) the number of shares of Voting Common Stock into which such share of Series B Preferred could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or for any action of stockholders taken by written consent in lieu of a meeting, and (ii) 150, and shall, except as required by law, vote together with the Voting Common Stock on all matters and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation. Except as otherwise provided herein or as required by law, at any annual or special meeting of the stockholders or in any action by written consent, the holders of Series Preferred shall vote together with the holders of Voting Common Stock as a single class and not as separate classes. With respect to any matter required by law or this Restated Certificate to be submitted to a separate class vote of the holders of Series Preferred, each holder of shares of Series Preferred shall be entitled to one vote for each share of Series Preferred held by such holder.

(b)           Separate Vote of Series E Preferred. For so long as any shares of Series E Preferred are outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series E Preferred, voting or consenting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i)            Any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation); provided, however, that for so long as the majority of the number of directors serving on the Board consists of directors that are not employees of the Corporation (“Independent Directors”), (A) any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation) solely for the purpose of authorizing, designating or issuing any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series E Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series shall not require approval by the holders of at least a majority of the Series E Preferred under this Section 2(b) if such amendment, alteration or repeal (including any filing of a Certificate of Designation) is approved by at least a majority of the members of the Board, and (B) any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation) in connection with any Acquisition or Asset Transfer shall not require approval by the holders of at least a majority of the Series E Preferred under this Section 2(b) if such amendment, alteration or repeal (including any filing of a Certificate of Designation) is approved by at least a majority of the members of the Board;

(ii)           Any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock; provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, (A) any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock solely for the purpose of authorizing, designating or issuing any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series E Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series shall not require approval by the holders of at least a majority of the Series E Preferred under this Section 2(b) if such increase or decrease is approved by at least a majority of the members of the Board, and (B) any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock in connection with any Acquisition or Asset Transfer shall not require approval by the holders of at least a majority of the Series E Preferred under this Section  2(b) if such increase or decrease is approved by at least a majority of the members of the Board;

(iii)         Any redemption or repurchase with respect to Common Stock or Preferred Stock (other than repurchases of shares in connection with the termination of an employee or consultant pursuant to a stock restriction or similar agreement); provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, approval for any such redemption or repurchase by the holders of at least a majority of the Series E Preferred shall not be required under this Section 2(b) if such redemption or repurchase is approved by at least a majority of the members of the Board;

(iv)          Any voluntary dissolution or liquidation of the Corporation or any recapitalization or reclassification of the outstanding stock of the Corporation; and

(v)            Any change to the composition of the Board such that Independent Directors would comprise less than a majority of the Board.

(c)           Separate Vote of Series D Preferred. For so long as any shares of Series D Preferred are outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series D Preferred, voting or consenting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i)            Any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation); provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, (A) any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation) solely for the purpose of authorizing, designating or issuing any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series D Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series shall not require approval by the holders of at least a majority of the Series D Preferred under this Section 2(c) if such amendment, alteration or repeal (including any filing of a Certificate of Designation) is approved by at least a majority of the members of the Board, and (8) any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation) in connection with any Acquisition or Asset Transfer shall not require approval by the holders of at least a majority of the Series D Preferred under this Section 2(c) if such amendment, alteration or repeal (including any filing of a Certificate of Designation) is approved by at least a majority of the members of the Board;

(ii)           Any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock; provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, (A) any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock solely for the purpose of authorizing, designating or issuing any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series D Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series shall not require approval by the holders of at least a majority of the Series D Preferred under this Section 2(c) if such increase or decrease is approved by at least a majority of the members of the Board, and (B) any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock in connection with any Acquisition or Asset Transfer shall not require approval by the holders of at least a majority of the Series D Preferred under this Section 2(c) if such increase or decrease is approved by at least a majority of the members of the Board;

(iii)         Any redemption or repurchase with respect to Common Stock or Preferred Stock (other than repurchases of shares in connection with the termination of an employee or consultant pursuant to a stock restriction or similar agreement); provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, approval for any such redemption or repurchase by the holders of at least a majority of the Series D Preferred shall not be required under this Section 2(c) if such redemption or repurchase is approved by at least a majority of the members of the Board;

(iv)          Any voluntary dissolution or liquidation of the Corporation or any recapitalization or reclassification of the outstanding stock of the Corporation; and

(v)            Any change to the composition of the Board such that Independent Directors would comprise less than a majority of the Board.

(d)           Separate Vote of Series B Preferred. For so long any shares of Series B Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred, voting or consenting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i)            Any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation); provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, (A) any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation) solely for the purpose of authorizing, designating or issuing any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series B Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series shall not require approval by the holders of at least a majority of the Series B Preferred under this Section 2(d) if such amendment, alteration or repeal (including any filing of a Certificate of Designation) is approved by at least a majority of the members of the Board, and (B) any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation) in connection with any Acquisition or Asset Transfer shall not require approval by the holders of at least a majority of the Series B Preferred under this Section 2(d) if such amendment, alteration or repeal (including any filing of a Certificate of Designation) is approved by at least a majority of the members of the Board;

(ii)           Any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock; provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, (A) any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock solely for the purpose of authorizing, designating or issuing any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series B Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series shall not require approval by the holders of at least a majority of the Series B Preferred under this Section 2(d) if such increase or decrease is approved by at least a majority of the members of the Board, and (B) any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock in connection with any Acquisition or Asset Transfer shall not require approval by the holders of at least a majority of the Series B Preferred under this Section 2(d) if such increase or decrease is approved by at least a majority of the members of the Board;

(iii)         Any redemption or repurchase with respect to Common Stock or Preferred Stock (other than repurchases of shares in connection with the termination of an employee or consultant pursuant to a stock restriction or similar agreement); provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, approval for any such redemption or repurchase by the holders of at least a majority of the Series B Preferred shall not be required under this Section 2(d) if such redemption or repurchase is approved by at least a majority of the members of the Board;

(iv)          Any voluntary dissolution or liquidation of the Corporation or any recapitalization or reclassification of the outstanding stock of the Corporation; and

(v)            Any change to the composition of the Board such that Independent Directors would comprise less than a majority of the Board.

(e)           Separate Vote of Series F Preferred. For so long as any shares of Series F Preferred are outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series F Preferred, voting or consenting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i)            Any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation); provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, (A) any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation) solely for the purpose of authorizing, designating or issuing any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series F Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series shall not require approval by the holders of at least a majority of the Series F Preferred under this Section 2(e) if such amendment, alteration or repeal (including any filing of a Certificate of Designation) is approved by at least a majority of the members of the Board, and (B) any amendment, alteration, or repeal of any provision of’ this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation) in connection with any Acquisition or Asset Transfer shall not require approval by the holders of at least a majority of the Series F Preferred under this Section 2(e) if such amendment, alteration or repeal (including any filing of a Certificate of Designation) is approved by at least a majority of the members of the Board; and

(ii)           Any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock; provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, (A) any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock solely for the purpose of authorizing, designating or issuing any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series F Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series shall not require approval by the holders of at least a majority of the Series F Preferred under this Section 2(e) if such increase or decrease is approved by at least a majority of the members of the Board, and (B) any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock in connection with any Acquisition or Asset Transfer shall not require approval by the holders of at least a majority of the Series F Preferred under this Section 2(e) if such increase or decrease is approved by at least a majority of the members of the Board.

(f)            Separate Vote of Series G Preferred. For so long as any shares of Series G Preferred are outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series G Preferred, voting or consenting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i)            Any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation); provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, (A) any amendment, alteration, or repeal of any provision of this Restated Certificate or the Bylaws of the Corporation (including any filing of a Certificate of Designation) solely for the purpose of authorizing, designating or issuing any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series G Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series shall not require approval by the holders of at least a majority of the Series G Preferred under this Section 2(e) if (x) such amendment, alteration or repeal (including any filing of a Certificate of Designation) is approved by at least a majority of the members of the Board and (y) the shares of such new class or series are to be issued or sold for an Effective Price (as defined in Section 5(h) below) not less than $11.055 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time), and (B) any amendment, alteration, or repeal of any provision of this Restated Certificate (other than the Liquidation Rights set forth in Section 3 of Part E of this Article IV) or the Bylaws of the Corporation (including any filing of a Certificate of Designation) in connection with any Acquisition or Asset Transfer shall not require approval by the holders of at least a majority of the Series G Preferred under this Section 2(f) if such amendment, alteration or repeal (including any filing of a Certificate of Designation) is approved by at least a majority of the members of the Board;

(ii)           Any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock; provided, however, that for so long as the majority of the number of directors serving on the Board consists of Independent Directors, (A) any increase or decrease in the authorized number of shares of Preferred Stock or Common Stock solely for the purpose of authorizing, designating or issuing any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series G Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series shall not require approval by the holders of at least a majority of the Series G Preferred under this Section 2(f) if such increase or decrease is approved by at least a majority of the members of the Board, and (B) any increase or decrease in the authorized number of shares of

Preferred Stock or Common Stock in connection with any Acquisition or Asset Transfer shall not require approval by the holders of at least a majority of the Series G Preferred under this Section 2(f) if such increase or decrease is approved by at least a majority of the members of the Board; and

(iii)         Any change to the composition of the Board such that Independent Directors would comprise less than a majority of the Board.

(g)           Series Preferred Directors. As long as any shares of Series D Preferred Stock are outstanding, the holders of such shares of Series D Preferred Stock shall be entitled to elect one (1) director of the Corporation at any election of directors. As long as any shares of Series E Preferred Stock are outstanding, the holders of such shares of Series E Preferred Stock shall be entitled to elect one (1) director of the Corporation at any election of directors.

3.             LIQUIDATION RIGHTS.

Upon any liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), whether voluntary or involuntary, any amounts or assets of the Corporation (or the consideration received in such transaction) legally available for distribution to the holders of the Corporation’s capital stock of all classes shall be paid as follows:

(a)           First, the holders of the shares of Series G Preferred shall be entitled, before any distribution or payment is made upon any Series F Preferred, Series E Preferred, Series D Preferred, Series B Preferred or Common Stock, to be paid an amount per share of Series G Preferred equal to (i) 100% of the Series G Original Issue Price, plus (ii) all declared but unpaid dividends on the Series G Preferred for each share of Series G Preferred held by such holders (the “Series G Liquidation Preference”). If, upon any such Liquidation Event, the assets of the Corporation (or the consideration received by the Company or its stockholders in such Acquisition or Asset Transfer) shall be insufficient to make payment in full to all holders of Series G Preferred of the Series G Liquidation Preference, then such assets (or consideration) shall be distributed among the holders of Series G Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled if the entire Series G Liquidation Preference were paid in full.

(b)           Second, after the payment of the full Series G Liquidation Preference pursuant to Section 3(a) above, the remaining assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its stockholders in such Acquisition or Asset Transfer), if any, shall be distributed ratably to the holders of the Common Stock based on the number of shares of Common Stock then held by each such holder. For purposes of this Section 3, each holder of Series Preferred shall be entitled to receive, upon a Liquidation Event, (i) with respect to each share of Series G Preferred held by such holder, the greater of (x) the Series G Liquidation Preference or (y) the amount such holder would have received if all shares of Series G Preferred had been converted into Voting Common Stock immediately prior to such Liquidation Event, and (ii) with respect to each share of Series B Preferred, Series D Preferred, Series E Preferred and Series F Preferred held by such holder, the amount such holder would have received if all shares of Series Preferred had been converted into Voting Common Stock immediately prior to such Liquidation Event.

4.             ASSET TRANSFER OR ACQUISITION RIGHTS.

(a)           In the event that the Corporation is a party to an Acquisition or Asset Transfer (as hereinafter defined), then each holder of Stock shall be entitled to receive, out of the proceeds of such Acquisition or Asset Transfer, the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event pursuant to Section 3 above.

(b)           For the purposes of this Restated Certificate: (i) “Acquisition” shall mean (A) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization or acquisition of the Corporation, other than any such consolidation, merger, reorganization or acquisition in which the stockholders of the Corporation immediately prior to such consolidation, merger, reorganization or acquisition, continue to hold, as a result of shares of the Corporation held by such holders prior to such transaction, at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation.

(c)           In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made.

(d)           In the event of any transaction described in clause (A) of the definition of “Acquisition” above , if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the merger agreement with respect to such transaction shall provide that (i) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section 3 of Part E of this Article IV as if the Initial Consideration were the only consideration payable in connection with such Acquisition and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section 3 of Part E of this Article IV after taking into account the previous payment of the Initial Consideration as part of the same transaction

5.             CONVERSION RIGHTS.

The holders of the Series Preferred and the Nonvoting Common Stock shall have the following rights with respect to the conversion of the Series Preferred and the Nonvoting Common Stock into shares of Voting Common Stock (the “Conversion Rights”):

(a)           Optional Conversion of Series Preferred. Subject to and in compliance with the provisions of this Section 5, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Voting Common Stock. The number of shares of Voting Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of the applicable series of Series Preferred being converted.

(b)           Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the applicable series of Series Preferred (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing (x) the applicable Original Issue Price of the applicable series of Series Preferred by (y) the applicable “Series Preferred Conversion Price,” calculated as provided in Section 5(c).  Such initial Series Preferred Conversion Rate shall be adjusted in accordance with this Section 5. For purposes of this Restated Certificate, the “Series G Original Issue Price” shall mean $31.59 per share of Series G Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time), the “Series F Original Issue Price” shall mean $32.122527 per share of Series F Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time), the “Series E Original Issue Price” shall mean $6.82 per share of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time), the “Series D Original Issue Price” shall mean $0.7316878 per share of Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time), and the “Series B Original Issue Price” shall mean $1.00 per share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time). The Series B Original Issue Price, the Series D Original Issue Price, the Series E Original Issue Price, the Series F Original Issue Price, and the Series G Original Issue Price shall each be referred to herein as the “Original Issue Price,” as applicable.

(c)           Series Preferred Conversion Price. For purposes of this Restated Certificate, the “Series G Preferred Conversion Price” shall initially mean $15.795 per share of Series G Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time pursuant to Section 5(e), 5(f) or 5(g) below), the “Series F Preferred Conversion Price” shall initially mean $5.3537545 per share of Series F Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time pursuant to Section 5(e), 5(f) or 5(g) below), the “Series E Preferred Conversion Price” shall initially mean $1.1366667 per share of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time pursuant to Section 5(e), 5(f) or 5(v) below), the “Series D Preferred Conversion Price” shall initially mean $0.121948 per share of Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time pursuant to Section 5(e), 5(f) or 5(g) below), and the “Series B Preferred Conversion Price” shall initially mean $0.166667 per share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time pursuant to Section 5(e), 5(f) or 5(g) below). The initial Series B Preferred Conversion Price, the initial Series D Preferred Conversion Price, the initial Series E Preferred Conversion Price, the initial Series F Preferred Conversion Price, and the initial Series G Preferred Conversion Price shall each be referred to herein as the “Series Preferred Conversion Price,” as applicable. Such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series Preferred Conversion Price herein shall mean the applicable Series Preferred Conversion Price as so adjusted.

(d)           Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Voting Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of’ Voting Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefore or at such holder’s election, in Voting Common Stock (at the Voting Common Stock’s fair market value determined by the Board as of the date of such conversion), any declared but unpaid dividends on the shares of Series Preferred being converted, and (ii) in cash (at the Voting Common Stock’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Voting Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Voting Common Stock on such date.

(e)           Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the Effective Time the Corporation effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series Preferred, the applicable Series Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Effective Time the Corporation combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series Preferred, the applicable Series Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)            Adjustment for Common Stock Dividends and Distributions.  If at any time or from time to time on or after the Effective Time the Corporation pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock without a corresponding dividend or other distribution to holders of Preferred

Stock, the applicable Series Preferred Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

(i)            The applicable Series Preferred Conversion Price shall be adjusted by multiplying the applicable Series Preferred Conversion Price then in effect by a fraction equal to:

(A)          the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B)          the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii)           If the Corporation fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the applicable Series Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii)         If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Series Preferred Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

(g)           Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Effective Time, the Voting Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Voting Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the applicable Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(h)           Sale of Shares Below Series Preferred Conversion Price.

(i)            If at any time or from time to time on or after the Effective Time the Corporation issues or sells, or is deemed by the express provisions of this Section 5(h) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 5(e), 5(f) or 5(g) above, for an Effective Price (as defined below) less than the then effective Series E Preferred Conversion Price, Series D Preferred Conversion Price and/or Series B Preferred Conversion Price, as applicable (each a “Qualifying Dilutive Issuance”), then and in each such case, the then existing Series E Preferred Conversion Price, with respect to a Qualifying Dilutive Issuance applicable to the Series E Preferred, the then existing Series D Preferred Conversion Price, with respect to a Qualifying Dilutive Issuance applicable to the Series D Preferred, and/or the then existing Series B Preferred Conversion Price, with respect to a Qualifying Dilutive Issuance applicable to the Series B Preferred, shall be reduced, as applicable, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the applicable Series Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to:

(A)          the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing applicable Series Preferred Conversion Price, and

(B)          the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of the preceding sentence. the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Voting Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii)           No adjustment shall be made to the Series Preferred Conversion Price in an amount less than one cent per share. Any adjustment required by this Section 5(h) shall be rounded to the nearest one cent $0.01 per share. Any adjustment otherwise required by this Section 5(h) that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to the applicable Series Preferred Conversion Price.

(iii)         For the purpose of making any adjustment required under this Section 5(h), the aggregate consideration received by the Corporation for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iv)          For the purpose of the adjustment required under this Section 5(h), if the Corporation issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the applicable Series Preferred Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities plus:

(A)          in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options; and

(B)          in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of anti-dilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C)          If the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities.

(D)          No further adjustment of the applicable Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

(v)            For the purpose of making any adjustment to the Conversion Price of the Series E Preferred, the Series D Preferred and/or the Series B Preferred, as applicable and as required under this Section 5(h), “Additional Shares of Common Stock”-shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(h) (including shares of Common Stock subsequently reacquired or retired by the Corporation), other than:

(A)          shares of Voting Common Stock issued upon conversion of the Series Preferred;

(B)          shares of Common Stock or Convertible Securities issued after the Effective Time to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;

(C)          shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the Effective Time;

(D)          shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board;

(E)           shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board;

(F)           shares of Common Stock or Convertible Securities issued in connection with a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in which all shares of Series Preferred are converted to Common Stock;

(G)          shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Corporation; provided that the issuance of shares therein has been approved by the Board; and

(H)          any Common Stock or Convertible Securities issued in connection with strategic transactions involving the Corporation and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Board.

References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(h). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 5(h), into the Aggregate Consideration received, or deemed to have been received by the Corporation for such issue under this Section 5(h), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(vi)          In the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the applicable Series Preferred Conversion Price shall be reduced to the applicable Series Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(vii)         Notwithstanding anything herein to the contrary, any downward adjustment of the Series Preferred Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of such series of Series Preferred. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

(i)            Certificate of Adjustment. In each case of an adjustment or readjustment of the applicable Series Preferred Conversion Price for the number of shares of Voting Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall promptly prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder’s address as shown in the Corporation’s books no later than ten (10) business days after the record date for such adjustment. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the applicable Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred. Failure to request or provide such notice shall have no effect on any such adjustment.

(j)            Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section 4), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Preferred at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of a majority of the outstanding Series D Preferred and holders of a majority of the outstanding and Series E Preferred, each voting as a separate series) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(k)           Automatic Conversion.

(i)            Each share of Series G Preferred shall automatically be converted into shares of Voting Common Stock, based on the then-effective Series G Preferred Conversion Price upon the earliest to occur of any of the following events: (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series G Preferred, voting as a separate series, or (B) immediately upon the closing of a firmly underwritten public offering on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market pursuant to an effective registration statement under the

Securities Act covering the offer and sale of Common Stock for the account of the Corporation (an “IPO”). Upon such automatic conversion, any declared but unpaid dividends with respect to the Series G Preferred shall be paid in accordance with the provisions of Section 5(d).

(ii)           Each share of Series F Preferred shall automatically be converted into shares of Voting Common Stock, based on the then-effective Series F Preferred Conversion Price upon the earliest to occur of any of the following events: (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series F Preferred, voting as a separate series, or (B) immediately upon the closing of an IPO. Upon such automatic conversion, any declared but unpaid dividends with respect to the Series F Preferred shall be paid in accordance with the provisions of Series 5(d).

(iii)         Each share of Series E Preferred shall automatically be converted into shares of Voting Common Stock, based on the then-effective Series E Preferred Conversion Price upon the earliest to occur of any of the following events: (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series Preferred, voting as a separate series, or (B) immediately upon the closing of an IPO. Upon such automatic conversion, any declared but unpaid dividends with respect to the Series E Preferred shall be paid in accordance with the provisions of Section 5(d).

(iv)          Each share of Series D Preferred shall automatically be converted into shares of Voting Common Stock, based on the then-effective Series D Preferred Conversion Price upon the earliest to occur of any of the following events: (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series 5(d) Preferred, voting as a separate series, or (B) immediately upon the closing of an IPO. Upon such automatic conversion, any declared but unpaid dividends with respect to the Series D Preferred shall be paid in accordance with the provisions of Section 5(d).

(v)            Each share of Series B Preferred shall automatically be converted into shares of Voting Common Stock, based on the then-effective Series B Preferred Conversion Price, at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series B Preferred, voting as a separate series. In addition, each share of Series B Preferred shall automatically be converted into shares of Voting Common Stock, based on the then-effective Series B Preferred Conversion Price, upon any sale, assignment, transfer, conveyance, hypothecation or other disposition of any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (a “Transfer”), other than (i) any Transfer without consideration by a holder of Series B Preferred to such holder’s ancestors, descendants, siblings or spouse or to trusts or other entities established primarily for the purpose of estate planning for the benefit of such persons or such holder, (ii) any Transfer or Transfers by a holder of Series B Preferred to another holder of Series B Preferred or its Controlled Affiliate, (iii) any Transfer or Transfers to Controlled Affiliates, or (iv) any Transfers by (A) a partnership transferring to its partners or former partners in accordance with their interest in the partnership, (B) a corporation transferring to a wholly-owned subsidiary, its stockholders or to former stockholders in accordance with their interest in the corporation, or (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company. For purposes of this Restated Certificate, “Controlled Affiliate” shall mean, with respect to any person or entity, any other person or entity which, directly or indirectly, is controlled by, or is under common control with, such person or entity, where “control” shall mean and include the ownership or eighty percent (80%) or more of the voting securities or other voting interest of another person or entity. Upon any such automatic conversion, any declared but unpaid dividends with respect to the Series B Preferred shall be paid in accordance with the provisions of Section 5(d).

(vi)          Each share of Nonvoting Common Stock shall automatically be converted into one share of Voting Common Stock immediately upon the closing of an IPO.

(vii)         Upon the occurrence of the events specified in Section  5(k)(i), (ii), (hi), (iv), (v) or (vi) above, as applicable, the outstanding shares of Series Preferred and Nonvoting Common Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Voting Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred and Nonvoting Common Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the applicable series of Series Preferred, the holders of such applicable series of Series Preferred shall sun-ender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Voting Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared but unpaid dividends shall be paid in accordance with the provisions of Section 5(d). Upon the occurrence of such automatic conversion of the Nonvoting Common Stock, the holders of the Nonvoting Common Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Nonvoting Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Voting Common Stock into which the shares of Nonvoting Common Stock surrendered were convertible on the date on which such automatic conversion occurred.

(l)            Fractional Shares. No fractional shares of Voting Common Stock shall be issued upon conversion of Series Preferred. All shares of Voting Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. lf, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Voting Common Stock (as determined by the Board) on the date of conversion.

(m)          Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred and the Nonvoting Common Stock, such number of its shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred and Nonvoting Common Stock. If at any time the number of authorized but unissued shares of Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred and the Nonvoting Common Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n)           Notices. Any notice required by the provisions of this Section 5 hall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

(o)           Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Voting Common Stock upon conversion of shares of Series Preferred and Nonvoting Common Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Voting Common Stock in a name other than that in which the shares of Series Preferred and Nonvoting Common Stock so converted were registered.

6.             NO REISSUANCE OF SERIES PREFERRED.

No shares of Series Preferred acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued.

V.

A.            The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent under applicable law.

B.            Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

C.            In the event that a member of the Board who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund’) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than directly in connection with such individual’s service as a member of the Board) and that may be an opportunity of interest for both the Corporation and such Fund (a “Corporate Opportunity”), then the Corporation (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Corporation and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Corporation or any of its affiliates; provided, however, that such director acts in good faith.

VI.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.            The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Restated Certificate.

B.            Except for any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation.

C.            The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

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SIX:            This Fifth Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

SEVEN:     This Fifth Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Fifth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Corporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, GROUPON, INC. has caused this Fifth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer as of January 24, 2011.

GROUPON, INC.

Signature:	/s/ Andrew Mason
Print Name:	Andrew Mason
Title:	Chief Executive Officer